UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 13, 2025	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 13, 2025, the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”) appointed Mr. David B. Kagan as an independent director. Mr. Kagan, 63, served as chief executive officer of Globalstar, Inc. (NASDAQ: GSAT), a leading provider of satellite solutions, from September 2018 to September 2023, where he also served as president and chief operating officer from December 2017 to September 2018 and from January 2016 to March 2017. From March 2017 to November 2017, he was the chief operating officer of SpeedCast International Limited. Mr. Kagan previously served as president of ITC Global LLC from August 2014 to September 2015, and president and chief executive officer of Globe Wireless LLC from June 2011 until it was sold to Inmarsat in August 2014. Prior to that, he served as president and chief executive officer of Maritime Telecommunications Network from January 1997 to December 2008. Mr. Kagan currently serves on the Boards of KVH Industries, Inc. (NASDAQ: KVHI) and AscendArc, Inc., and was inducted into the Satellite Hall of Fame in March 2023. He holds a master’s degree of Business Administration from Florida Atlantic University and a bachelor’s degree in both Finance and Marketing from the University of South Florida, Tampa.

The Board has determined that Mr. Kagan qualifies as an independent director in accordance with the requirements of the Nasdaq Stock Exchange. Mr. Kagan will serve on the Audit Committee of the Board.

There are no other arrangements or understandings between Mr. Kagan and any other persons pursuant to which Mr. Kagan was selected as a director, and there are no transactions in which Mr. Kagan has an interest which requires disclosure under Item 404(a) of Regulation S-K. Mr. Kagan will receive compensation for service on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on November 27, 2024 for non-employee directors. In connection with his appointment, Mr. Kagan and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 13, 2024.

On February 18, 2025 the Company issued a press release announcing the appointment of Mr. Kagan, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 18, 2025, issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    February 18, 2025
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer